LEGAL PROCEEDINGS

Since October
2003 Federated
and related
entities collectively
 Federated and various
Federated
funds Funds have
been
named as defendants
in several class
action lawsuits
now pending in the
United States
District Court
for the District
 of Maryland
The lawsuits
were purportedly
filed on behalf of
people who purchased
owned andor redeemed
shares of Federated
sponsored mutual
funds during
specified periods
beginning November
1 1998 The suits are
generally similar in
alleging that Federated
engaged in illegal
and improper trading
practices including
market timing and
late trading in
concert with
certain institutional
traders which allegedly
caused financial injury
 to the mutual fund
shareholders
These lawsuits began
to
be filed shortly after
Federateds first public
 announcement that it had
received
requests for information
 on shareholder trading
activities in the Funds
from the SEC the Office
of the
New York State Attorney
General NYAG and other
authorities In that
regard on November 28
2005 Federated announced
that it had reached final
 settlements with the SEC
 and the NYAG with respect
to those matters
Specifically the SEC
and NYAG settled proceedings
 against three Federated
subsidiaries involving
undisclosed market timing
 arrangements and late
trading The SEC made
findings
that Federated Investment
Management Company FIMC an
 SECregistered investment
adviser to
various Funds and Federated
Securities Corp an
SECregistered brokerdealer
 and distributor for the
Funds violated provisions
 of the Investment
Advisers Act and Investment
Company Act by approving
but not disclosing three
market timing arrangements
 or the associated conflict
 of interest between FIMC
and the funds involved in
the arrangements either to
 other fund shareholders or
 to the funds board and
that Federated Shareholder
 Services Company formerly
an SECregistered transfer
agent failed to
prevent a customer and a
Federated employee from
late trading in violation
of provisions of the
Investment Company Act
The NYAG found that such
conduct violated provisions
of New York State
law Federated entered
into the settlements without
admitting or denying the
regulators findings As
Federated previously reported
in 2004 it has already paid
approximately 80 million to
certain funds as
determined by an
independent
consultant As part of these
settlements Federated agreed
to pay
disgorgement and a civil
money penalty in the
aggregate amount of an
additional 72 million and
 among
other things agreed that
it would not serve as
investment adviser to any
registered investment company
unless i at least 75 of
the funds directors are
independent of Federated
ii the chairman of each
such
fund is independent of
Federated iii no action
may be taken by the funds
board or any committee
thereof unless approved by
a majority of the independent
trustees of the fund or
committee
 respectively
and iv the fund appoints
a
senior officer who reports
to the independent trustees
 and is responsible for
monitoring compliance by
the fund with applicable
laws and fiduciary duties
and for managing the
process by which management
 fees charged to a fund are
approved The settlements
are described in
Federateds announcement
which along with previous
press releases and related
 communications on
those matters is available
 in the About Us section of
 Federateds website at
FederatedInvestorscom
Federated and various
Funds
have also been named as
defendants in several
additional lawsuits the
majority of which are
now pending in the United
States District Court for
the Western District of
Pennsylvania alleging
among other things excessive
advisory and Rule 12b1
fees
The board of the Funds
has
retained the law firm
of Dickstein Shapiro LLP
to represent the Funds
in these
lawsuits Federated and
the Funds and their
respective counsel
are reviewing the
allegations and intend
to defend this litigation
Additional lawsuits based
upon similar allegations
may be filed in the future
The
potential impact of these
lawsuits all of which seek
unquantified damages
attorneys fees and expenses
and future potential
similar suits is uncertain
 Although we do not believe
that these lawsuits will
have a
material adverse effect on
the Funds there can be no
assurance that these suits
 ongoing adverse publicity
andor other developments
resulting from the regulatory
investigations will not result
 in increased Fund
redemptions reduced sales of
Fund shares or other adverse
 consequences for the Funds